Exhibit 5.1

September 5, 2018

Brighthouse Financial, Inc.

11225 North Community House Road

Charlotte, North Carolina 28277

Brighthouse Financial, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Brighthouse Financial, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the proposed issuance from time to time of (i) senior debt securities of the Company (the “Senior Debt Securities”) to be issued pursuant to a senior indenture (the “Senior Indenture”) to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”); (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities”) to be issued pursuant to a subordinated indenture (the “Subordinated Indenture”) to be entered into between the Company and the Trustee; (iii) junior subordinated debt securities of the Company (together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”) to be issued pursuant to a junior subordinated indenture (together with the Senior Indenture and the Subordinated Indenture, the “Indentures” and each, an “Indenture”) to be entered into between the Company and the Trustee; (iv) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (v) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (vi) depositary shares representing fractional interests in Debt Securities, Preferred Stock or Common Stock (the “Depositary Shares”) pursuant to a deposit agreement (the “Deposit Agreement”); (vii) warrants representing rights to purchase Debt Securities, Preferred Stock, Common Stock or other types of securities as well as other warrants (the “Warrants”) pursuant to one or more warrant agreements (“Warrant Agreements”); (viii) purchase contracts representing rights or obligations to purchase or sell Debt Securities, Preferred Stock, Common Stock or other securities (the “Purchase Contracts”); and (ix) units, representing ownership of one or more Debt Securities (or undivided beneficial interests therein), Preferred Stock, Common Stock, Depositary Shares, Warrants, Purchase Contracts or debt obligations of third parties, including U.S. Treasury Securities (the “Units” and, together with the Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Warrants and the Purchase Contracts, the “Securities”).

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In rendering the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of such opinions; (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials and officers and representatives of the Company delivered to us; and (c) made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals; (ii) the genuineness of all signatures on all documents that we examined; (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies; (iv) the legal capacity of all natural persons executing documents; (v) the power and authority of the Trustee to enter into and perform its obligations under each Indenture; (vi) the due authorization, execution and delivery of each Indenture by the Trustee; and (vii) the enforceability of each Indenture against the Trustee.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.    When (i) the terms, and the execution and delivery, of the Indenture relating to any Debt Securities have been duly authorized and approved by all necessary action of the board of directors of the Company or a duly authorized committee thereof (the “Board of Directors”), (ii) such Indenture has been duly executed and delivered by the Company and the Trustee, (iii)(a) the terms of such Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors and (b) the terms of such Debt Securities have been duly established in accordance with such Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of such Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

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2.    When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation and authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (iii) the Preferred Stock has been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Board of Directors and the terms of any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Preferred Stock will be validly issued, fully paid and non-assessable.

3.    When (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the “Depositary”), (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv)(a)(1) in the case of Depositary Shares representing fractional interests in any Debt Securities, the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee as contemplated in paragraph 1 above, and (2) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 above, (b) the Preferred Stock relating to the Depositary Shares has been duly authorized and validly issued and is fully paid and non-assessable as contemplated in paragraph 2 above or (c) the Common Stock relating to the Depositary Shares has been duly authorized and validly issued and is fully paid and non-assessable as contemplated in paragraph 4 below, and, in the case of (a), (b) or (c), have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued.

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4.    When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) the Common Stock has been duly executed, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Board of Directors and the terms of any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Common Stock will be validly issued, fully paid and non-assessable.

5.    When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.    When (i) the terms, and the execution and delivery, of the Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and

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so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Purchase Contract and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.    When (i) the terms of the Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Purchase Contracts that form a part of the Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 6 above, (iv)(a)(1) the Indenture relating to any Debt Securities (or undivided beneficial interests therein) that form a part of the Units or that are deposited under the Deposit Agreement referred to below has been duly authorized, executed and delivered by the Company and the Trustee as contemplated in paragraph 1 above, and (2) such Debt Securities (or undivided beneficial interests therein) have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 above, (b) the Preferred Stock that forms a part of the Units has been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 2 above, (c) the Common Stock that forms a part of the Units has been duly authorized, executed, issued and delivered as contemplated in paragraph 4 above, (d)(1) the Deposit Agreement relating to the Depositary Shares that form a part of the Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated in paragraph 3 above, (2) in the case of Depositary Shares representing fractional interests in Debt Securities, the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee as contemplated in paragraph 1 above and (3) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 above, (e) the Warrants that form a part of the Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 5 above, (f) the Purchase Contracts that form a part of the Units have been duly authorized, executed, authenticated,

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issued and delivered as contemplated in paragraph 6 above or (g) the debt obligations of third parties, including U.S. Treasury Securities, that form a part of the Units have been duly authorized, issued and delivered in accordance with their terms and (v) the certificates representing the Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Purchase Contract and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Units will be validly issued.

8.    If any Debt Securities are exchangeable or convertible into Common Stock, when (i) the terms of the issuance of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors and (ii) the Common Stock has been issued in exchange for or upon conversion of such Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of such Debt Securities and the applicable Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, the Common Stock so issued will be validly issued, fully paid and non-assessable.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware, each as currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of Securities” in the Prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP